As filed with the Securities and Exchange Commission on December 22, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOGRAM RESIDENTIAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	20-5383745
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5800 Granite Parkway, Suite 1000 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

MONOGRAM RESIDENTIAL TRUST, INC.
SECOND AMENDED AND RESTATED INCENTIVE AWARD PLAN

(Full title of the plan)

(Name, address and telephone number of agent for service)	(Copies to:)
Daniel J. Rosenberg	Robert H. Bergdolt, Esq.
Senior Vice President, General Counsel and Secretary	Christopher R. Stambaugh, Esq.
Monogram Residential Trust, Inc.	DLA Piper LLP (US)
5800 Granite Parkway, Suite 1000	4141 Parklake Avenue, Suite 300
Plano, Texas 75024	Raleigh, North Carolina 27612-2350
(469) 250-5500	(919) 786-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
	Amount		maximum	maximum	Amount of
	to be		offering	aggregate	registration
Title of securities to be registered	registered (1)		price per share (2)	offering price (2)	fee
Common Stock, $0.0001 par value per share	10,000,000	(3)	$9.01	$90,100,000	$10,470

(1)                 Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of common stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of Monogram Residential Trust, Inc.’s shares of outstanding common stock.

(2)                 Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on December 16, 2014 (i.e., $9.01).

(3)               A total of 20,000,000 shares of common stock, par value $0.0001 per share, of Monogram Residential Trust, Inc. have been authorized and reserved for issuance under the Monogram Residential Trust, Inc. Second Amended and Restated Incentive Award Plan (the “Plan”), an amendment and restatement of the Behringer Harvard Multifamily REIT I, Inc. Amended and Restated 2006 Incentive Award Plan.  As of December 22, 2014, 6,000 shares of common stock have been issued privately under the Plan pursuant to Section 4(2) of the Securities Act and 9,994,000 shares have been previously registered on Form S-8 (File No. 333-192927). An additional 10,000,000 shares of common stock are being registered on this Registration Statement.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement filed by Monogram Residential Trust, Inc., formerly Behringer Harvard Multifamily REIT I, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) (File No. 333-192927), with respect to securities offered pursuant to the Behringer Harvard Multifamily REIT I, Inc. Amended and Restated 2006 Incentive Award Plan, which has been amended and restated as the Monogram Residential Trust, Inc. Second Amended and Restated Incentive Award Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION
4.1	Fifth Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 16, 2014

4.2	Seventh Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on December 16, 2014

4.3	Statement regarding Restrictions on Transferability of Shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A/A filed on December 16, 2014

5.1*	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this Registration Statement)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page)

99.1	Monogram Residential Trust, Inc. Second Amended and Restated Incentive Award Plan, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on December 16, 2014

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 22, 2014.

MONOGRAM RESIDENTIAL TRUST, INC.,
a Maryland corporation

By:	/s/ Mark T. Alfieri
Mark T. Alfieri,
Chief Executive Officer, President, Chief Operating Officer and Director

MONOGRAM RESIDENTIAL TRUST, INC.
POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints each of Mark T. Alfieri and Howard S. Garfield, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including any post-effective amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Mark T. Alfieri	Chief Executive Officer, President, Chief Operating Officer and Director (Principal Executive Officer)	December 22, 2014
Mark T. Alfieri

/s/ Howard S. Garfield	Executive Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	December 22, 2014
Howard S. Garfield

Name	Title	Date

/s/ Sami S. Abbasi	Director	December 22, 2014
Sami S. Abbasi

/s/ Roger D. Bowler	Director	December 22, 2014
Roger D. Bowler

/s/ David D. Fitch	Director	December 22, 2014
David D. Fitch

/s/ Jonathan L. Kempner	Director	December 22, 2014
Jonathan L. Kempner

/s/ E. Alan Patton	Chairman of the Board and Director	December 22, 2014
E. Alan Patton

/s/ Robert S. Aisner	Director	December 22, 2014
Robert S. Aisner

/s/ Murray J. McCabe	Director	December 22, 2014
Murray J. McCabe

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Fifth Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 16, 2014

4.2	Seventh Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on December 16, 2014

4.3	Statement regarding Restrictions on Transferability of Shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A/A filed on December 16, 2014

5.1*	Opinion of DLA Piper LLP (US) as to the legality of the securities being offered

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 to this Registration Statement)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page)

99.1	Monogram Residential Trust, Inc. Second Amended and Restated Incentive Award Plan, incorporated by reference to Exhibit 10.6 to the Company’s Form 8-K filed on December 16, 2014

* Filed herewith